                              CONTRIBUTION AGREEMENT
                                   BY AND AMONG
                           PARKDALE MILLS, INCORPORATED
                                   UNIFI, INC.
                             UNIFI MANUFACTURING, INC.
                                      A N D
                               PARKDALE AMERICA, LLC

                               DATED: June 30, 1997

                                TABLE OF CONTENTS
                              CONTRIBUTION AGREEMENT
  Statement of Purpose                                           1

  ARTICLE 1 ASSETS TO BE CONTRIBUTED                             1
  1.1 Parkdale Assets                                            1
  (a) Owned Real Property                                        1
  (b) Improvements                                               1
  (c) Tangible Personal Property                                 1
  (d) Inventories                                                2
  (e) Contracts                                                  2
  (f) Permits                                                    2
  (g) Cash                                                       2
  (h) Deposits                                                   2
  1.2 Unifi and UMI Assets                                       2
  (a) Owned Real Property                                        2
  (b) Leased Real Property                                       2
  (c) Improvements.                                              2
  (d) Tangible Personal Property                                 2
  (e) Inventories                                                3
  (f) Contracts                                                  3
  (g) Permits                                                    3
  (h) Cash                                                       3
  (i) Deposits                                                   3
  1.3 Date of Contributions                                      3
  1.4 Operating Agreement                                        3
  1.5 Operating Expenses, Proration                              3
  (a) Taxes                                                      4
  (b) Utilities                                                  4
  (c) Leases                                                     4
  1.6 Additional Cash Contributions.                             4
  (a) By Unifi                                                   4
  (b) By Parkdale                                                4
  1.7 Liabilities                                                5

  ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF PARKDALE           5
  2.1 Organization and Good Standing; Governing Documents        5
  2.2 Authority                                                  5
  2.3 No Conflict or Breach                                      5
  2.4 Consents and Approvals                                     6
  2.5 Title to and Sufficiency of Assets                         6
  2.6 Real Property                                              6
  (a) Real Property                                              6
  (b) Improvements                                               7
  2.7 Tangible Personal Property                                 7
  2.8 Inventories                                                7
  2.9 Contracts                                                  7
  2.10Litigation                                                 7
  2.11Compliance with Decrees and Laws                           8
  2.12Permits                                                    8
  2.13Environmental Protection                                   8
  2.14Insurance                                                  10
  2.15Labor and Employment Matters                               10
  2.16Product Warranties                                         10
  2.17Related Party Transactions                                 10
  2.18Brokers                                                    10
  2.19Disclosure                                                 11
  2.20Taxes                                                      11

  ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF UNIFI AND UMI      11
  3.1 Organization and Good Standing; Governing Documents        11
  3.2 Authority                                                  12
  3.3 No Conflict or Breach                                      12
  3.4 Consents and Approvals                                     12
  3.5 Title to and Sufficiency of Assets                         12
  3.6 Real Property                                              13
  (a) Owned                                                      13
  (b) Leased                                                     13
  (c) Improvements                                               13
  3.7 Tangible Personal Property                                 13
  3.8 Inventories                                                14
  3.9 Contracts                                                  14
  3.10Litigation                                                 14
  3.11Compliance with Decrees and Laws                           14
  3.12Permits                                                    15
  3.13Environmental Protection                                   15
  3.14Insurance                                                  16
  3.15Labor and Employment Matters                               16
  3.16Product Warranties                                         17
  3.17Related Party Transactions                                 17
  3.18Brokers                                                    17
  3.19Disclosure                                                 17
  3.20Taxes                                                      17

  ARTICLE 4 COVENANTS                                            18
  4.1 Covenants of Parkdale                                      18
  (a) Real Property and Improvements                             18
  (b) Access and Information                                     18
  (c) Termination of Parkdale's Employees;
       Settlement of Obligations of Parkdale                     18
  4.2 Covenants of Unifi and UMI                                 19
  (a) Real Property                                              19
  (b) Access and Information                                     19
  (c) Termination of Unifi's and UMI's Employees;
       Settlement of Obligations of Unifi and UMI                19
  4.3 Mutual Covenants                                           19
  (a) Best Efforts                                               19
  (b) Confidentiality                                            20
  (c) Employee Benefits                                          20
  (d) Transfer Taxes                                             20
  (e) Cooperation on Tax Matters                                 21
  4.4 Noncompetition                                             21
  4.5 Magnolia Assets                                            21

  ARTICLE 5 CONDITIONS PRECEDENT TO PARKDALE'S OBLIGATIONS       22
  5.1 Initial Closing                                            22
  (a) Representations and Warranties                             22
  (b) Compliance with Covenants                                  22
  (c) Absence of Litigation                                      22
  (d) Consents and Approvals                                     22
  (e) Legal Opinion                                              22
  5.2 Subsequent Closing                                         22
  (a) Compliance with Covenants                                  22
  (b) Absence of Litigation                                      23
  (c) Consents and Approvals                                     23
  (d) Subdivision                                                23
  (e) Title Insurance; Survey                                    23
  (f) Environmental Audit                                        23

  ARTICLE 6 CONDITIONS PRECEDENT TO UNIFI'S AND UMI'S OBLIGATIONS24
  6.1 Initial Closing                                            24
  (a) Representations and Warranties                             24
  (b) Compliance with Covenants                                  24
  (c) Absence of Litigation                                      24
  (d) Consents and Approvals                                     24
  (e) Legal Opinion                                              24
  6.2 Subsequent Closing                                         24
  (a) Compliance with Covenants                                  24
  (b) Absence of Litigation                                      25
  (c) Consents and Approvals                                     25
  (d) Title Insurance; Survey                                    25
  (e) Environmental Audit                                        25

  ARTICLE 7 CLOSING                                              25
  7.1 Initial Closing                                            25
  (a) Deliveries by Parkdale                                     26
  (b) Deliveries by Unifi and UMI                                26
  7.2 Subsequent Closing                                         27
  (a) Deliveries by Parkdale                                     27
  (b) Deliveries by Unifi and UMI                                27
  7.3 Further Assurances                                         27

  ARTICLE 8 INDEMNIFICATION                                      28
  8.1 Indemnification by Parkdale                                28
  8.2 Indemnification by Unifi and UMI                           28
  8.3 Notice of Claim                                            29
  8.4 Defense                                                    29
  8.5 Loss to the Company                                        29
  8.6 Other Remedies                                             30

  ARTICLE 9 TERMINATION                                          30
  9.1 Termination                                                30
  9.2 Effect on Obligations                                      30

  ARTICLE XMISCELLANEOUS                                         30
  10.1Survival of Representations                                30
  10.2Bulk Sales                                                 31
  10.3Expenses                                                   31
  10.4Publicity                                                  31
  10.5Best Efforts                                               31

  10.6Notices                                                    31
  10.7Governing Law                                              32
  10.8Counterparts                                               32
  10.9Assignment                                                 32
  10.10 Third Party Beneficiaries                                32
  10.11 Headings                                                 32
  10.12 Amendments                                               33
  10.13 Specific Performance                                     33
  10.14 Severability                                             33
  10.15 Entire Agreement                                         33


            EXHIBIT A - Opinion of Counsel to Unifi and UMI
            EXHIBIT B - Opinion of Counsel to Parkdale
            EXHIBIT C - Noncompetition Covenant

                              CONTRIBUTION AGREEMENT


       This Contribution Agreement (the "Agreement") is entered into on June 30, 1997, by and among PARKDALE MILLS, INCORPORATED, a North Carolina corporation ("Parkdale"), UNIFI, INC., a New York corporation ("Unifi"), UNIFI MANUFACTURING, INC., a North Carolina corporation ("UMI"), and PARKDALE AMERICA, LLC, a North Carolina limited liability company (the "Company").

  Statement of Purpose.

       Each of Parkdale, Unifi and UMI is in the business of manufacturing spun cotton yarn utilizing open-end and air jet manufacturing technologies (the ``Business''). UMI is a wholly-owned subsidiary of Unifi. On June 27, 1997, Parkdale and Unifi filed Articles of Organization to create a North Carolina limited liability corporation entitled Parkdale America, LLC (the "Company"). Parkdale, Unifi, the Company and the Managers of the Company have entered into an Operating Agreement dated June 30, 1997 (the ``Company Operating Agreement''), which provides, among other things, that Parkdale owns sixty-six percent (66%) interest in the Company and Unifi owns a thirty-four percent (34%) interest in the Company. Parkdale, Unifi, UMI and the Company are entering into this Agreement in order to set forth the terms and conditions by which Parkdale, Unifi and UMI will each contribute to the Company all of its assets used in the Business as conducted by each.


  ARTICLE 1

  ASSETS TO BE CONTRIBUTED


       1.1 Parkdale Assets. Parkdale agrees to contribute and transfer to the Company the following assets and properties of Parkdale (referred to collectively as the "Parkdale Assets"):

            (a) Owned Real Property. The manufacturing plants and associated real property owned by Parkdale and listed on attached Schedule 1.1(a) (the "Parkdale Real Property");

            (b) Improvements. All buildings and other improvements, fixtures and appurtenances owned by Parkdale and located on the Parkdale Real Property (the "Parkdale Improvements");

            (c) Tangible Personal Property. All machinery, equipment, office equipment, supplies, materials and other items of tangible personal property owned or leased by Parkdale and located on the Parkdale Real Property, including (without limitation) the items listed on attached
       Schedule 1.1(c) (the "Parkdale Personal Property") together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof, and all maintenance records and other documents relating thereto;

            (d) Inventories. All inventories of Parkdale, including (without limitation) all finished goods, work in process and raw materials, located on the Parkdale Real Property (the "Parkdale Inventory");

            (e) Contracts. All of Parkdale's interests in the contracts and commitments described on attached Scheduled 1.1(e) (the "Parkdale Contracts");

            (f) Permits. All permits, authorizations, certificates, approvals and licenses relating to the ownership and operation of the foregoing assets and properties ("Parkdale Permits");

            (g) Cash. Cash in the amount determined pursuant to Section 1.6 below; and

            (h) Deposits. Parkdale's right to and interest in all utility, lease and other deposits paid by Parkdale with respect to the foregoing assets and properties (the "Parkdale Deposits").

       1.2 Unifi and UMI Assets. Unifi and UMI agree to contribute and transfer to the Company the following assets and properties of Unifi and UMI (referred to collectively as the "Unifi Assets");

            (a) Owned Real Property. The manufacturing plants and associated real property owned by Unifi and UMI and described on attached Schedule 1.2(a) (the "Unifi Owned Real Property");

            (b) Leased Real Property. All of Unifi's and UMI's interests in the real property leased by Unifi and/or UMI (the ``Unifi Leased Real Property''), together with the leases relating thereto (the ``Unifi Real Property Leases''), described on attached Schedule 1.2(b).

            (c) Improvements. All buildings and other improvements, fixtures and appurtenances owned by Unifi or UMI and located on the Unifi Owned Real Property or the Unifi Leased Real Property (the "Unifi Improvements");

            (d) Tangible Personal Property. All machinery, equipment, office equipment, supplies, materials and other items of tangible personal property owned or leased by Unifi or UMI and located on the Unifi Owned Real Property or the Unifi Leased Real Property, including (without limitation) the items listed on attached Schedule 1.2(d) (the "Unifi Personal Property"), together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof, and all maintenance records and other documents relating thereto;

            (e) Inventories. All inventories of Unifi, including (without limitation), all finished goods, work in process and raw materials, located on the Unifi Owned Real Property and the Unifi Leased Real Property (the "Unifi Inventory");

            (f) Contracts. All of Unifi's interests in the contracts and commitments described on attached Schedule 1.2(f) (the "Unifi Contracts");

            (g) Permits. All permits, authorizations, certificates, approvals and licenses relating to the ownership and operation of the foregoing assets and properties ("Unifi Permits");

            (h) Cash. Cash in the amount determined pursuant to Sections 1.6 below; and

            (i) Deposits. Unifi's right to and interest in all utility, lease and other deposits paid by Unifi with respect to the foregoing assets and properties (the "Unifi Deposits").

       1.3 Date of Contributions. Subject to the terms, covenants and conditions contained in this Agreement, on the Initial Closing Date (as defined in Section 7.1 below), (a) Parkdale will contribute to the Company the Parkdale Personal Property, the Parkdale Inventory, the Parkdale Contracts, the Parkdale Permits, and the Parkdale Deposits, and (b) Unifi and UMI will contribute to the Company the Unifi Personal Property, the Unifi Inventory, the Unifi Contracts, the Unifi Permits, the cash referenced in
  Section 1.7(a) and the Unifi Deposits. Subject to the terms, covenants and conditions contained in this Agreement, on the Subsequent Closing Date (as defined in Section 7.2 below), (a) Parkdale will contribute to the Company the Parkdale Real Property and the Parkdale Improvements, and (b) Unifi and UMI will contribute the Unifi Owned Real Property, the Unifi Leased Real Property and the Unifi Improvements.

       1.4 Operating Agreement. From and after the Initial Closing Date, the Company will operate all of the Parkdale Assets and the Unifi Assets, including (without limitation) the Parkdale Real Property, the Parkdale Improvements, the Unifi Owned Real Property, the Unifi Leased Real Property and the Unifi Improvements, and will conduct the Business currently conducted by Parkdale and Unifi. Promptly after the Initial Closing, Parkdale, Unifi, UMI and the Company will negotiate, in good faith, and execute operating agreements, leases and other agreements necessary or appropriate to set forth in more detail the arrangement contemplated by this Section 1.4.

       1.5 Operating Expenses, Proration. Subject to the specific provisions of this Section 1.5, Parkdale and Unifi shall continue to be responsible for all costs and expenses attributable to the operation and the ownership of the Parkdale Assets and the Unifi Assets, respectively, up to the Effective Time, and the Company shall become responsible for all costs and expenses attributable to the operation and/or ownership of the Parkdale Assets and the Unifi Assets from and after the Effective Time of the Initial Closing Date. With respect to certain expenses incurred in the operation and ownership of the contributed assets, the following prorations shall be made:

               (a)Taxes. Ad valorem property taxes shall be apportioned between Parkdale, Unifi or UMI, as applicable, and the Company as of the date of transfer of the property subject to the tax, based on current tax bills if available and, if not available, based on the most recent tax bills available with appropriate subsequent adjustment when bills for the current year are received.

               (b)Utilities.  Utilities, water and sewer charges shall be paid directly to the obligee by Parkdale, Unifi or UMI as applicable, based on meter readings as of the Effective Time and at the prevailing rates, if possible; otherwise such charges shall be apportioned based on the number of operating days occurring before and after the Effective Time during the billing period for each such charge.

               (c)Leases. The next payment due to lessors after the Effective Time with respect to any leased property, vehicles or equipment that are assigned to and assumed by the Company shall be apportioned between Parkdale, Unifi or UMI, as applicable, and the Company based on the time in such period before and after the Effective Time.

  Appropriate cash payments by Parkdale, Unifi, UMI, and the Company, as the case may require, shall be made from time to time, as soon as practicable after the facts giving rise to the obligation for such payments are known, to give effect to the prorations provided in this Section 1.5.

       1.6  Additional Cash Contributions.

               (a)By Unifi.  In addition to the assets to be contributed by
            Unifi listed above, Unifi will contribute cash to the Company as follows:

                  (i)   $32,902,000 will be contributed on the Initial Closing
                 Date;

                  (ii) $10,000,000 will be contributed on the first anniversary of the Initial Closing Date; and

                  (iii) $10,000,000 will be contributed on the second
                 anniversary of the Initial Closing Date.

               (b)By Parkdale.  In addition to the assets to be contributed by
            Parkdale listed above, Parkdale will contribute $51,555,000 to the Company on the Initial Closing Date.

       1.7  Liabilities.

               (a)The Parkdale Assets and the Unifi Assets shall be transferred to the Company free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever; provided, however, that the Company will assume the obligations described in
            Section 1.7(b) below. The Company shall in no event assume or be liable for any liability or obligation not specifically assumed pursuant to this Section 1.7 and in instruments of assumption delivered by it at the Initial Closing, and each of Parkdale, Unifi and UMI shall retain responsibility for their respective liabilities accrued as of the Effective Time and all liabilities arising from their respective operations prior to the Effective Time, whether or not accrued and whether or not disclosed.

               (b)As of the sole exception to the provisions of paragraph (a)
            above, the Company will assume (i) the obligations of Parkdale under the Parkdale Contracts, to the extent that such obligations are not performed prior to the Effective Time; (ii) the obligations of Parkdale under the Promissory Note in the principal amount of $46,000,000; and (iii) the obligations of Unifi and UMI under the Unifi Contracts and the Unifi Real Property Leases.


  ARTICLE 2

  REPRESENTATIONS AND WARRANTIES OF PARKDALE

       Parkdale represents and warrants to Unifi and UMI and the Company as follows:

       2.1 Organization and Good Standing; Governing Documents. Parkdale is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Parkdale has all requisite power and authority to own, operate and lease the Parkdale Assets.

       2.2 Authority. Parkdale has all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parkdale. This Agreement has been duly executed and delivered by Parkdale and constitutes a valid and binding obligation of Parkdale, enforceable against Parkdale in accordance with its terms.

       2.3 No Conflict or Breach. The execution, delivery and performance of this Agreement do not and will not:

            (1) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Parkdale;

            (1) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Parkdale or the Parkdale Assets;

            (1) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 2.4, require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Parkdale is party or by which it is bound or by which the Parkdale Assets are affected; or

            (1) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Parkdale Assets.

       2.4 Consents and Approvals. Schedule 2.4 describes (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery by Parkdale of this Agreement or the consummation by Parkdale of the transactions contemplated herein (the items described in clauses (a) and (b), collectively, the "Parkdale Required Consents").

       2.5 Title to and Sufficiency of Assets. Parkdale has good and marketable title to all of the Parkdale Assets, free and clear of any liens, encumbrances, claims, security interests, mortgages or pledges of any nature (collectively, "Liens"), other than:

               (a) easements of record that do not affect the full use and enjoyment of the Parkdale Real Property for the purposes for which it is currently used or detract from its value; and

               (b)  Liens for taxes not yet due and payable.

  The Parkdale Assets constitute all of the assets, tangible and intangible, used by Parkdale in the Business.

       2.6  Real Property.

               (a)Real Property.  Schedule 1.1(a) contains a true and correct list of all real property owned by Parkdale and used in connection with the Business. True and correct copies of (i) all deeds, title insurance policies and surveys of the Parkdale Real Property and (ii) all documents evidencing any mortgages, liens or encumbrances upon the Parkdale Real Property have been made available to Unifi. Parkdale does not lease any real property in connection with the Business.

               (b)Improvements.  The Parkdale Real Property is zoned for the various purposes for which the Parkdale Improvements are presently being used. All Parkdale Improvements are in compliance with all applicable zoning and land use laws, ordinances and regulations. All Parkdale Improvements are in good repair and in good operating condition, ordinary wear and tear excepted. No part of any Parkdale Improvement encroaches on any real property not included in the Parkdale Real Property.

       2.7 Tangible Personal Property. All of the tangible personal property owned or leased by Parkdale and used in connection with the Business is listed on Schedule 1.1(c). Each item of Parkdale Personal Property is in good operating order, condition and repair, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Business and is free from defects.

       2.8 Inventories. All items included in the Parkdale Inventory (i) are in materially good condition, not obsolete or defective, (ii) are useable or saleable in the ordinary course of business of the Business and at the current operating profit margins of Parkdale, (iii) are located on the Parkdale Real Property, and (iv) have been acquired by Parkdale only in bona fide transactions entered into in the ordinary course of business.

       2.9 Contracts. Parkdale has provided to Unifi a true and correct list of all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), licenses, understandings and obligations, whether written or oral, to which Parkdale is party or by which Parkdale or the Parkdale Assets are bound or affected, that are material to the operation of the Business as conducted by Parkdale. Parkdale has made available to Unifi true and complete copies of all written Parkdale Contracts and true and complete memoranda of all oral Parkdale Contracts, including any and all amendments and other modifications thereto. Each of the Parkdale Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. No Parkdale Contract will result in a material loss upon completion of performance, and no purchase commitments are in excess of the normal requirements of the Business as conducted by Parkdale. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Parkdale Contracts. The assignment of the Parkdale Contracts by Parkdale to the Company will not, with respect to any Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Parkdale Required Consents, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

       2.10 Litigation. There are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") pending, or to the best knowledge of Parkdale, threatened, against Parkdale and relating to Parkdale's ownership, use or operation of the Parkdale Assets. There are no facts or circumstances which could serve as the basis for any Claim against Parkdale involving the Parkdale Assets, or, by virtue of the execution, delivery and performance of this Agreement, against Unifi.

       2.11 Compliance with Decrees and Laws. There is not outstanding or, to the best knowledge of Parkdale, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Parkdale with respect to the Business or the Parkdale Assets. Parkdale is currently, and has been continuously throughout the past two years, in full compliance with all laws, statutes, rules, regulations, orders and licensing requirements ("Rules") of federal, state, local and foreign agencies and authorities applicable to the properties and operations of the Business as conducted by Parkdale. To the best knowledge of Parkdale, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending, threatened or planned and involving the Business as conducted by Parkdale or the Parkdale Assets.

       2.12 Permits. Parkdale has obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of the Business by Parkdale and the ownership and operation of the Parkdale Assets. Parkdale is not in violation of any of the Parkdale Permits, and no proceedings are pending or, to the best knowledge of Parkdale, threatened, to revoke or limit any Parkdale Permit. All of the Parkdale Permits will be effectively assigned and transferred to the Company at the Closing to the extent permitted by law.

       2.13 Environmental Protection. To the best knowledge of Parkdale, the existing and prior uses of the Parkdale Assets comply with, and at all times have complied with, and Parkdale is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Parkdale Assets, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act of 1978, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing, to the best knowledge of Parkdale:

               (a)Parkdale has obtained and is in full compliance with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the ownership and operation of the Parkdale Assets;

               (b)The Parkdale Assets are free of asbestos containing materials
            ("ACM's"), and are free of Hazardous Materials. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, polychlorinated biphenyls, lead-based paints, any petroleum product, petroleum by-products (including but not limited to crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, defined as such in (or for the purposes of) the Environmental Laws.

               (c)Parkdale and its predecessors in interest have operated the
            Parkdale Assets, and have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in strict compliance with all Environmental Laws. Parkdale has not transported or arranged for the transport of any Hazardous Materials to or from any property included in the Parkdale Assets.

               (d)No Hazardous Material has been released, deposited,
            discharged, placed, disposed of or originated on or under the Parkdale Assets, nor has any real estate included in the Parkdale Assets been used at any time by any person as a landfill or a waste disposal site.

               (e)There is no electrical equipment, including transformers, containing polychlorinated biphenyls (PCBs) included in the Parkdale Assets

               (f)There are no monitoring wells on any real property included in the Parkdale Assets for monitoring any Hazardous Materials.

               (g)There are no liens on any of the Parkdale Assets resulting from any cleanup or proposed cleanup under the Environmental Laws.

               (h)No part of the real estate included in the Parkdale Assets constitutes "wetlands" as defined under any Environmental Law or other law or regulation.

               (i) No Environmental Law imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Parkdale Assets to engage in any work, repairs, construction or capital expenditures in order to comply with such Environmental Law or such proposed Environmental Law.

               (j)No notices of any violation, inquiries or requests for
            information relating to any of the matters referred to in Subsections (a) through (i) above relating to the Parkdale Assets or their use have been received by Parkdale.

       2.14 Insurance. All insurance policies maintained by Parkdale with respect to and the Parkdale Assets are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Effective Time. Such policies provide adequate coverage for all risks normally insured against. Parkdale has not been refused any insurance by any insurance carrier during the past two years.

       2.15 Labor and Employment Matters.  With respect to employment matters:

               (a)No employees of Parkdale who work in the Business are or have been represented by a union or other labor organization or covered by any collective bargaining agreement, and to the best knowledge of Parkdale, no union is attempting to organize any such employees.

               (b)There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Parkdale, threatened against or affecting Parkdale with respect to the Business.

               (c)Parkdale is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Parkdale pending or, to the best knowledge of Parkdale, threatened.

               (d)Parkdale has made available to Unifi a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, independent contractor, consultant and agent of Parkdale who is associated with the Business.

       2.16 Product Warranties. There are no continuing or outstanding warranties applicable to goods manufactured or sold by Parkdale.

       2.17 Related Party Transactions. The Parkdale Assets do not include any agreement with, or any other commitment to (a) any officer or director of Parkdale; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which Parkdale or any such officer, director or related person has an equity or participating interest.

       2.18 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Parkdale in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Parkdale.

       2.19 Disclosure. No representation, warranty or statement made by Parkdale in this Agreement, or any document furnished or to be furnished to Unifi and UMI pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

       2.20 Taxes. As of the date of this Agreement, the Initial Closing Date and the Subsequent Closing Date, Parkdale represents and warrants to Unifi, UMI and the Company as follows. Parkdale has completed and duly filed in correct form with the appropriate governmental authorities all tax returns and reports required to be filed. Such returns were accurate and complete as filed. Parkdale has timely paid in full all taxes and other amounts, including without limitation interest, penalties, assessments, deficiencies, and additional amounts (``Taxes'') shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing. No liens or other encumbrances exist on the Parkdale Assets because of unpaid Taxes. No officer, director, shareholder or employee responsible for tax matters of Parkdale expects any governmental authority to assess additional Taxes for any period for which tax returns and reports have already been filed except as listed on Schedule 2.20. There is no dispute or claim concerning any liabilities for Taxes of Parkdale either (i) claimed or raised by any governmental authority in writing; or (ii) as to which any of Parkdale's shareholders, officers, directors, or employees responsible for tax matters has knowledge based upon personal contact with any agent of a governmental authority except as listed on Schedule 2.20. Parkdale has never been party to any income tax allocation or sharing agreement or a member of an affiliated group of corporations filing a consolidated federal income tax return. Parkdale has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

  ARTICLE 3

  REPRESENTATIONS AND WARRANTIES OF UNIFI AND UMI

       Unifi and UMI jointly and severally represent and warrant to Parkdale and the Company as follows:

       3.1  Organization and Good Standing; Governing Documents.

               (a)Unifi is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Unifi has all requisite power and authority to own, operate and lease the Unifi Assets.

               (b)UMI is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. UMI has all requisite power and authority to own, operate and lease the UMI assets. Unifi owns all of the issued and outstanding capital stock of UMI.

       3.2 Authority. Each of UMI and Unifi has all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Unifi and UMI. This Agreement has been duly executed and delivered by Unifi and UMI and constitutes a valid and binding obligation of Unifi and UMI, enforceable against Unifi and UMI in accordance with its terms.

       3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement do not and will not:

               (a) conflict with or constitute a violation of the respective Articles of Incorporation or Bylaws of Unifi or UMI;

               (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Unifi, UMI or the Parkdale Assets;

               (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 3.4, require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Unifi or UMI is party or by which it is bound or by which the Unifi Assets are affected; or

               (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Unifi Assets.

       3.4 Consents and Approvals. Schedule 3.4 describes (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery by Unifi or UMI of this Agreement or the consummation by Unifi of the transactions contemplated herein (the items described in clauses (a) and (b), collectively, the "Unifi Required Consents").

       3.5 Title to and Sufficiency of Assets. Unifi has good and marketable title to all of the Unifi Assets, free and clear of any Liens, other than:

               (a)easements of record that do not affect the  full use and enjoyment of the Unifi Real Property for the purposes for which it is currently used or detract from its value; and

               (b)Liens for taxes not yet due and payable.

  The Unifi Assets constitute all of the assets, tangible and intangible, used by Unifi and UMI in the Business.

       3.6  Real Property.

               (a)Owned. Schedule 1.2(a) contains a true and correct list of all real property owned by Unifi or UMI and used in connection with the Business. True and correct copies of (i) all deeds, title insurance policies and surveys of the Unifi Owned Real Property and
            (ii) all documents evidencing any mortgages, liens or encumbrances upon the Unifi Owned Real Property have been delivered to Parkdale.

               (b)Leased. Schedule 1.2(b) contains a true and correct list of all real property leased by Unifi or UMI and used in connection with the Business. True and correct copies of each of the Unifi Real Property Leases have been delivered to Parkdale. Each of the Unifi Real Property Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Unifi Real Property Leases. The assignment of the Unifi Real Property Leases by Unifi or UMI to the Company will not, with respect to any such lease, (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated, (ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party, other than the Unifi Required Consents.

               (c)Improvements.  The Unifi Owned Real Property and the Unifi
            Leased Real Property are zoned for the various purposes for which the Unifi Improvements thereon are presently being used. All Unifi Improvements are in compliance with all applicable zoning and land use laws, ordinances and regulations. All Unifi Improvements are in good repair and in good operating condition "ordinary wear and tear excepted. No part of any Unifi Improvement encroaches on any real property not included in the Unifi Owned Real Property or the Unifi Leased Real Property.

       3.7 Tangible Personal Property. All of the tangible personal property owned or leased by Unifi or UMI and used in connection with the Business is listed on Schedule 1.2(d). Each item of Unifi Personal Property is in good operating order, condition and repair ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Business, is free from defects.

       3.8 Inventories. All items included in the Unifi Inventory (i) are in materially good condition, not obsolete or defective, (ii) are useable or saleable in the ordinary course of business of the Business and at the current operating profit margins of Unifi or UMI, (iii) are located on Unifi Real Property and (iv) have been acquired by Unifi or UMI only in bona fide transactions entered into in the ordinary course of business.

       3.9 Contracts. Unifi and UMI have delivered to Parkdale a true and correct list of all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), licenses, understandings and obligations, whether written or oral, to which Unifi or UMI is party or by which Unifi or UMI or the Unifi Assets are bound or affected, that are material to the operation of the Business as conducted by Unifi or UMI. Unifi and UMI have made available to Parkdale true and complete copies of all written Unifi Contracts and true and complete memoranda of all oral Unifi Contracts, including any and all amendments and other modifications thereto. Each of the Unifi Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. No Unifi Contract will result in a material loss upon completion of performance, and no purchase commitments are in excess of the normal requirements of the Business as conducted by Unifi or UMI. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Unifi Contracts. The assignment of the Unifi Contracts by Unifi and UMI to the Company will not, with respect to any Unifi Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Unifi Required Consents, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

       3.10 Litigation. There are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") pending, or to the best knowledge of Unifi and UMI, threatened, against Unifi or UMI and relating to Unifi's or UMI's ownership, use or operation of the Unifi Assets. There are no facts or circumstances which could serve as the basis for any Claim against Unifi or UMI involving the Unifi Assets, or, by virtue of the execution, delivery and performance of this Agreement, against Parkdale.

       3.11 Compliance with Decrees and Laws. There is no outstanding or, to the best knowledge of Unifi and UMI, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Unifi or UMI with respect to the Business or the Unifi Assets. Unifi and UMI are currently, and have been continuously throughout the past two years, in full compliance with all laws, statutes, rules, regulations, orders and licensing requirements ("Rules") of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of the Business as conducted by Unifi or UMI. To the best knowledge of Unifi and UMI, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending, threatened or planned and involving the Business as conducted by Unifi or UMI or the Unifi Assets.

       3.12 Permits. Unifi and UMI have obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of the Business by Unifi or UMI and the ownership and operation of the Unifi Assets. Neither Unifi nor UMI is in violation of any of the Unifi Permits, and no proceedings are pending or, to the best knowledge of Unifi, threatened, to revoke or limit any Unifi Permit. All of the Unifi Permits will be effectively assigned and transferred to the Company at the Closing to the extent permitted by law.

       3.13 Environmental Protection. To the best knowledge of Unifi and UMI, the existing and prior uses of the Unifi Assets comply with, and at all times have complied with, and Unifi and UMI are not in violation of, and have not violated, in connection with the ownership, use, maintenance or operation of the Unifi Assets, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act of 1978, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing, to the best knowledge of Unifi and UMI:

               (a)Each of Unifi and UMI has obtained and is in full compliance with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the ownership and operation of the Unifi Assets;

               (b)The Unifi Assets are free of asbestos containing materials
            ("ACM's"), and are free of Hazardous Materials. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, polychlorinated biphenyls, lead-based paints, any petroleum product, petroleum by-products (including but not limited to crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, defined as such in (or for the purposes of) the Environmental Laws.

               (c)Unifi and UMI have operated the Unifi Assets, and have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in strict compliance with all Environmental Laws. Neither Unifi nor UMI has transported or arranged for the transport of any Hazardous Materials to or from any property included in the Unifi Assets.

               (d)No Hazardous Material has been released, deposited,
            discharged, placed, disposed of or originated on or under the Unifi Assets, nor has any real estate included in the Unifi Assets been used at any time by any person as a landfill or a waste disposal site.

               (e)There is no electrical equipment, including transformers, containing polychlorinated biphenyls (PCBs) included in the Unifi Assets

               (f)There are no monitoring wells on any real property included in the Unifi Assets for monitoring any Hazardous Materials.

               (g)There are no liens on any of the Unifi Assets resulting from any cleanup or proposed cleanup under the Environmental Laws.

               (h)No part of the real estate included in the Unifi Assets constitutes "wetlands" as defined under any Environmental Law or other law or regulation.

               (i) No Environmental Law, imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Unifi Assets to engage in any work, repairs, construction or capital expenditures in order to comply with such Environmental Law or such proposed Environmental Law.

               (j)No notices of any violation, inquiries or requests for
            information relating to any of the matters referred to in Subsections (a) through (i) above relating to the Unifi Assets or their use have been received by Unifi.

       3.14 Insurance. All insurance policies maintained by Unifi and UMI with respect to and the Unifi Assets are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Effective Time. Such policies provide adequate coverage for all risks normally insured against. Neither Unifi nor UMI has been refused any insurance by any insurance carrier during the past two years.

       3.15 Labor and Employment Matters.  With respect to employment matters:

               (a)No employees of Unifi or UMI who work in the Business are or have been represented by a union or other labor organization or covered by any collective bargaining agreement, and to the best knowledge of Unifi and UMI, no union is attempting to organize any such employees.

               (b)There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Unifi and UMI, threatened against or affecting Unifi or UMI with respect to the Business.

               (c)Each of Unifi and UMI is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Unifi or UMI pending or, to the best knowledge of Unifi and UMI, threatened.

               (d)Unifi and UMI have made available to Parkdale a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, independent contractor, consultant and agent of Unifi and UMI who is associated with the Business.

       3.16 Product Warranties. There are no continuing or outstanding warranties applicable to goods manufactured or sold by Unifi or UMI

       3.17 Related Party Transactions. The Unifi Assets do not include any agreement with, or any other commitment to (a) any officer or director of Unifi or UMI; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which Unifi or UMI or any such officer, director or related person has an equity or participating interest.

       3.18 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Unifi or UMI in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Unifi or UMI.

       3.19 Disclosure. No representation, warranty or statement made by Unifi in this Agreement, or any document furnished or to be furnished to Parkdale pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

       3.20 Taxes. The term ``Affiliated Corporations'' is defined to include Unifi, UMI and all corporations that (i) are or have been a party with Unifi or UMI to a tax sharing agreement, or (ii) are or have been a member of an affiliated group of corporations that have filed or will file a consolidated federal income tax return with Unifi or UMI. As of the date of this Agreement, the Initial Closing Date and the Subsequent Closing Date, Unifi and UMI represent and warrant to Parkdale and the Company as follows. The Affiliated Corporations have completed and duly filed in correct form with the appropriate governmental authorities all tax returns and reports required to be filed. Such returns were accurate and complete as filed. The Affiliated Corporations have timely paid in full all Taxes shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing. No liens or other encumbrances exist on the Unifi Assets because of unpaid Taxes. No officer, director or employee responsible for tax matters of the Affiliated Corporations expects any governmental authority to assess additional Taxes for any period for which tax returns and reports have already been filed except as listed on Schedule 3.20. There is no dispute or claim concerning any liabilities for Taxes of the Affiliated Corporations either (i) claimed or raised by any governmental authority in writing; or (ii) as to which any of the Affiliated Corporations' officers, directors, or employees responsible for tax matters has knowledge based upon personal contact with any agent of a governmental authority except as listed on Schedule 3.20. Each Affiliated Corporation has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.


  ARTICLE 4

  COVENANTS

       4.1 Covenants of Parkdale. Parkdale covenants and agrees with Unifi and the Company as follows:

               (a)Real Property and Improvements.  Between the date of this
            Agreement and the Subsequent Closing, Parkdale shall not create or permit to exist any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim of any kind or nature with respect to any of the Parkdale Real Property or the Parkdale Improvements except for Liens described in Section 2.5.

               (b)Access and Information.  Parkdale shall permit Unifi and UMI and their counsel, accountants and other representatives full access during normal business hours to the Parkdale Assets. Parkdale shall furnish to Unifi and UMI and their representatives all information concerning the Parkdale Assets as Unifi and UMI may reasonably request.

               (c)Termination of Parkdale's Employees; Settlement of
            Obligations of Parkdale. Immediately prior to the Effective Time, Parkdale shall terminate all of its employees utilized in or necessary to the operation of the Business (the "Transferred Employees") and the Company shall employ such Transferred Employees as of the Effective Time. Such transfer of employment shall not be treated as a separation from service with respect to such Transferred Employees for purposes of any employee benefit plan or policy of Parkdale (including, without limitation, any severance pay entitlements). Parkdale shall make adequate provisions for a settlement of all obligations of Parkdale to such Transferred Employees, including accrued salaries, wages, payroll taxes, health, medical, retirement, vacation and any other obligations and expenses of any kind or description of Parkdale arising out of or relating to the employment by Parkdale of the Transferred Employees prior to the Effective Time.

       4.2 Covenants of Unifi and UMI. Each of Unifi and UMI covenants and agrees with Parkdale and the Company as follows:

               (a)Real Property.  Between the date of this Agreement and the
            Subsequent Closing, Unifi and UMI shall not create or permit to exist any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim of any kind or nature with respect to any of the Unifi Owned Real Property, the Unifi Leased Real Property or the Unifi Improvements, except for the Liens described in Section 3.5.

               (b)Access and Information.  Unifi and UMI shall permit Parkdale and its counsel, accountants and other representatives full access during normal business hours to all the Unifi Assets. Unifi shall furnish to Parkdale and its representatives all information concerning the Unifi Assets as Parkdale may reasonably request.

               (c)Termination of Unifi's and UMI's Employees; Settlement of
            Obligations of Unifi and UMI. Effective at the Effective Time, Unifi and UMI shall terminate their direct plant specific spun yarn employees ("Spun Yarn Employees"), and the Company shall simultaneously employee such Spun Yarn Employees as of the Effective Time. Unifi and UMI shall make adequate provisions for a settlement of all obligations of Unifi and UMI to such employees, including accrued salaries, wages, payroll taxes, any severance pay entitlements, health, medical, retirement, vacation or deferred compensation benefits and any other obligations and expenses of any kind or description of Unifi or UMI arising out of or relating to the employment by Unifi or UMI or Unifi's or UMI's termination of such employees.

       4.3 Mutual Covenants. Each of Parkdale, Unifi and UMI covenants and agrees with the other as follows:

               (a)Best Efforts.  Each of Parkdale, Unifi and UMI shall use its best efforts to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement.

               (b)Confidentiality.  In recognition of the confidential nature of certain of the information which will be provided to each party by the other, each of Parkdale, Unifi and UMI agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, "Representatives") to retain in confidence all confidential information transmitted or disclosed to it by the other, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any confidential information obtained from or revealed by the other, except that each of Parkdale, Unifi and UMI may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of Parkdale, Unifi and UMI shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or governmental agencies, (b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the other party prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each of Parkdale, Unifi and UMI shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

               (c)Employee Benefits.  Parkdale, Unifi and UMI shall cause the
            Company to adopt employee health and welfare benefit plans effective as of the Effective Time which provide benefits that are substantially equivalent to the benefits provided by Parkdale prior to the Effective Time, and shall make such plans available to each former employee of Parkdale, Unifi and UMI that is hired by the Company.

               (d)Transfer Taxes.  Parkdale, Unifi and UMI shall pay or cause to be paid all Taxes or recording fees imposed on any transfers by each respective party of real property and tangible and intangible personal property, including without limitation intellectual property, applicable to the transfers of property contemplated by this Agreement and all sales and use Taxes applicable to transfers contemplated by this Agreement.

               (e)Cooperation on Tax Matters.  Parkdale, Unifi, UMI and the
            Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any return preparation, audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such return preparation, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Parkdale, Unifi and UMI agree (i) to retain all books and records which are relevant to the determination of the tax liabilities pertinent to the parties until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any taxing authority, and
            (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, allow the other party to take possession of such books and records.

       4.4  Noncompetition.   In order to ensure to the Company the full
  benefits of the Parkdale Assets, the Unifi Assets and the Business (which, for purposes of this covenant, includes the manufacture and sale of spun cotton and cotton/non-cotton blend yarn using open-end and air jet technologies and any future improvements developed for exclusive application to such manufacturing technologies) as conducted by Parkdale, Unifi and UMI, Parkdale, Unifi and UMI and their respective affiliates hereby covenant and agree that they will not in any manner, directly or indirectly, engage in the Business anywhere within North America. This covenant shall be effective on and from the date of this Agreement and (a) shall expire with respect to Parkdale on the earliest to occur of the following: (i) the date the Company ceases to be engaged in the Business, (ii) the date Unifi and UMI cease to hold any ownership interest in the Company, or (iii) the date that is five years following the date that Parkdale ceases to hold any ownership interest in the Company, and (b) shall expire with respect to Unifi and UMI on the earliest to occur of the following: (i) the date the Company ceases to be engaged in the Business, (ii) the date Parkdale ceases to hold any ownership interest in the Company, or (iii) the date that is five years following the date that Unifi and UMI cease to hold any ownership interest in the Company. Each of Parkdale, Unifi and UMI acknowledge that any breach of the covenants of this Section 4.4 will result in irreparable damage and continuing injury to the Company, and that, in the event of any such breach or threatened breach by Parkdale, Unifi, or UMI, the Company shall be entitled, without limiting any other remedies, to an injunction restraining the breaching party from committing any such violation, and each of Parkdale, Unifi and UMI hereby consent to the issuance of such injunction. In the event that any provision of this Section 4.4 shall be determined by any court to be unenforceable, this Section 4.4 shall be interpreted to extend over the maximum time periods for which it may be enforceable and to the maximum extent in any and all other respects as to which it may be enforceable, all as shall be determined by such court.

       4.5  Magnolia Assets.   Following the Initial Closing and subject to all
  consents, approvals, notices or filings required with respect to any third party or any governmental or administrative authority, Parkdale and Unifi shall cause the Company to purchase from Magnolia Manufacturing Company ("Magnolia") all the assets of Magnolia's air jet spinning business for a price equal to 7.5 multiplied by the operating cash flow (defined as operating income plus depreciation and amortization, determined in accordance with generally accepted accounting principles) of Magnolia.


  ARTICLE 5

  CONDITIONS PRECEDENT TO PARKDALE'S OBLIGATIONS


       5.1  Initial Closing.   The obligations of Parkdale to consummate the
  transactions contemplated by this Agreement to occur at the Initial Closing are subject to the satisfaction of the following conditions on or before the Initial Closing Date, unless specifically waived in writing by Parkdale prior to the Initial Closing Date:

               (a)Representations and Warranties.  The representations and warranties of Unifi and UMI contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Initial Closing Date as though made on and as of the Initial Closing Date.

               (b)Compliance with Covenants.  Each of Unifi and UMI shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Initial Closing.

               (c)Absence of Litigation.  No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially adversely affect the right of the Company to own, operate or control the Parkdale Assets or Unifi Assets to be transferred on the Initial Closing Date.

               (d)Consents and Approvals.  All Parkdale Required Consents and
            Unifi Required Consents necessary for the transactions scheduled to occur on the Initial Closing Date shall have been obtained.

               (e)Legal Opinion.  Parkdale shall have received from Frazier,
            Frazier & Mahler, L.L.P., counsel to Unifi and UMI, an opinion, dated the Initial Closing Date, in the form of Exhibit A.

       5.2  Subsequent Closing.   The obligations of Parkdale to consummate the
  transactions contemplated by this Agreement to occur at the Subsequent Closing subject to the satisfaction of the following conditions on or before the Subsequent Closing Date, unless specifically waived in writing by Parkdale prior to the Subsequent Closing Date:

               (a)Compliance with Covenants.  Each of Unifi and UMI shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Subsequent Closing.

               (b)Absence of Litigation.  No action or proceeding shall be pending by or before any court or other governmental body seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement to occur on the Subsequent Closing Date or which would materially adversely affect the right of the Company to own, operate or control the Parkdale Assets or the Unifi Assets to be transferred on the Subsequent Closing Date.

               (c)Consents and Approvals.   All Parkdale Required Consents and
            Unifi Required Consents necessary for the transactions scheduled to occur on the Subsequent Closing Date shall have been obtained.

               (d)Subdivision.   Parkdale shall have completed all steps
            necessary to subdivide the Parkdale Real Property from any other real property owned by Parkdale that is adjacent to the Parkdale Real Property and not used in the operation of the manufacturing plants located on the Parkdale Real Property.

               (e)Title Insurance; Survey.  The Company shall have obtained, at its own expense, title insurance policies insuring good and marketable title and fee simple absolute or leasehold title, as applicable, to all of the Parkdale Real Property, the Unifi Owned Real Property and the Unifi Leased Real Property, free and clear of all title defects or objections, liens, claims, charges, security interest or other encumbrances of any nature whatsoever, except those that have been disclosed pursuant to this Agreement. Correct surveys shall have been certified to the Company showing boundaries of and the location of the Parkdale Real Property, the Unifi Owned Real Property and the Unifi Leased Real Property, and the locations of all Parkdale Improvements and the Unifi Improvements, and showing no encroachment by such Improvements on property of others.

               (f)Environmental Audit.   Parkdale shall have caused, at its
            sole option and at its expense, an independent environmental consultant, chosen by Parkdale at its sole discretion, to inspect, audit, and test the Unifi Assets for the existence of any and all environmental conditions and any and all violations of Environmental Laws, and to deliver a report describing the findings and conclusions of the inspection (hereafter referred to as the "Parkdale Environmental Assessment"). The scope, sequence and timing of the Parkdale Environmental Assessment shall be at the sole discretion and expense of Parkdale. The results of the Parkdale Environmental Assessment shall be satisfactory in all respects to Parkdale.


  ARTICLE 6

  CONDITIONS PRECEDENT TO UNIFI'S AND UMI'S OBLIGATIONS

       6.1 Initial Closing. The obligations of Unifi and UMI to consummate the transactions contemplated by this Agreement to occur at the Initial Closing are subject to the satisfaction of the following conditions on or before the Initial Closing Date, unless specifically waived in writing by Unifi and UMI prior to the Initial Closing Date:

               (a)Representations and Warranties.  The representations and warranties of Parkdale contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Initial Closing Date as though made on and as of the Initial Closing Date.

               (b)Compliance with Covenants.  Parkdale shall have duly
            performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Initial Closing.

               (c)Absence of Litigation.  No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially adversely affect the right of the Company to own, operate or control the Unifi Assets or the Parkdale Assets to be transferred on the Initial Closing Date.

               (d)Consents and Approvals.  All Parkdale Required Consents and
            Unifi Required Consents necessary for the transactions to occur on the Initial Closing Date shall have been obtained.

               (e)Legal Opinion.  Unifi and UMI shall have received from
            Womble, Carlyle, Sandridge & Rice, PLLC, counsel to Parkdale, an opinion, dated the Initial Closing Date, in the form of Exhibit B.

       6.2  Subsequent Closing.   The obligations of Unifi and UMI to
  consummate the transactions contemplated by this Agreement to occur at the Subsequent Closing subject to the satisfaction of the following conditions on or before the Subsequent Closing Date, unless specifically waived in writing by Unifi and UMI prior to the Subsequent Closing Date:

               (a)Compliance with Covenants.  Parkdale shall have duly
            performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Subsequent Closing.

               (b)Absence of Litigation.  No action or proceeding shall be pending by or before any court or other governmental body seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement to occur on the Subsequent Closing Date or which would materially adversely affect the right of the Company to own, operate or control the Parkdale Assets or the Unifi Assets to be transferred on the Subsequent Closing Date.

               (c)Consents and Approvals.   All Parkdale Required Consents and
            Unifi Required Consents necessary for the transactions scheduled to occur on the Subsequent Closing Date shall have been obtained.

               (d)Title Insurance; Survey.  The Company shall have obtained, at its own expense, title insurance policies insuring good and marketable title and fee simple absolute or leasehold title, as applicable, to all of the Parkdale Real Property, the Unifi Owned Real Property and the Unifi Leased Real Property, free and clear of all title defects or objections, liens, claims, charges, security interest or other encumbrances of any nature whatsoever, except those that have been disclosed pursuant to this Agreement. Correct surveys shall have been certified to the Company showing boundaries of and the location of the Parkdale Real Property, the Unifi Owned Real Property and the Unifi Leased Real Property, and the locations of all Parkdale Improvements and the Unifi Improvements, and showing no encroachment by such Improvements on property of others.

               (e)Environmental Audit.   Unifi and UMI shall have caused, at
            their sole option and at their expense, an independent environmental consultant, chosen by Unifi and UMI at their sole discretion, to inspect, audit, and test the Parkdale Assets for the existence of any and all environmental conditions and any and all violations of Environmental Laws, and to deliver a report describing the findings and conclusions of the inspection (hereafter referred to as the "Unifi Environmental Assessment"). The scope, sequence and timing of the Unifi Environmental Assessment shall be at the sole discretion and expense of Unifi. The results of the Unifi Environmental Assessment shall be satisfactory in all respects to Unifi.

  ARTICLE 7

  CLOSING

       7.1 Initial Closing. The initial closing of the transactions contemplated by this Agreement (the "Initial Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, in Charlotte, North Carolina, at 10:00 a.m., on June 30, 1997, or such other date as may be mutually agreed upon by the parties hereto. The date of the Initial Closing is referred to as the "Initial Closing Date". For the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transactions contemplated hereby, the Initial Closing when completed shall be deemed to have occurred at 12:01 a.m., local time, on the Initial Closing Date (the "Effective Time").

               (a)Deliveries by Parkdale.  At the Initial Closing, Parkdale
            shall deliver or cause to be delivered to Unifi, UMI, and the Company the following:

                  (i) A copy of all corporate resolutions authorizing the
                 execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein accompanied by the certification of the Secretary of Parkdale to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

                  (ii)     The legal opinion referred to in Section 6.1(e);

                  (iii) Evidence of that all Parkdale Required Consents related to the transfer of the Parkdale Personal Property, the Parkdale Inventory, the Parkdale Contracts and the Parkdale Permits have been obtained or satisfied;

                  (iv) Bills of Sale, Assignments and such other instruments of transfer as are necessary to convey to the Company the Parkdale Personal Property, the Parkdale Inventory, the Parkdale Contracts and the Parkdale Permits, free and clear of all Liens;

                  (v) Noncompetition Covenants in the form of Exhibit C
                 executed and delivered by W. Duke Kimbrell and Anderson D. Warlick; and

                  (vi) A lease agreement, in form and substance satisfactory to Unifi, UMI and the Company, leasing the Parkdale Owned Real Property to the Company.

               (b)Deliveries by Unifi and UMI.  At the Initial Closing, Unifi
            and UMI shall deliver or cause to be delivered to Parkdale and the Company the following:

                  (i) A copy of all corporate resolutions authorizing the
                 execution, delivery and performance of this Agreement by Unifi and UMI, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretaries of Unifi and UMI to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

                  (ii)     The legal opinion referred to in Section 5.1(e);

                  (iii) Evidence of that all Unifi Required Consents related to the transfer of the Unifi Personal Property, the Unifi Inventory, the Unifi Contracts and the Unifi Permits have been obtained or satisfied;

                  (iv) Bills of Sale, Assignments and such other instruments of transfer as are necessary to convey to the Company the Unifi Personal Property, the Unifi Inventory, the Unifi Contracts and the Unifi Permits, free and clear of all Liens;

                  (v) A wire transfer to the Company of cash in the amount
                 determined pursuant to Section 1.7 above;

                  (vi) Noncompetition Covenants in the form of Exhibit C executed and delivered by G. Allen Mebane, IV and William T. Kretzer;

                  (vii) A sublease, in form and substance satisfactory to Parkdale and the Company, subleasing the Unifi Leased Real Property to the Company; and

                  (viii) A lease agreement, in form and substance satisfactory to Parkdale and the Company, leasing the Unifi Owned Real Property to the Company.

       7.2 Subsequent Closing. The Subsequent Closing of the transaction contemplated by this Contribution Agreement (the ``Subsequent Closing'') shall take place at the offices of Womble, Carlyle, Sandridge & Rice, PLLC, in Charlotte, North Carolina, at 10:00 a.m. on or before the tenth business day following the satisfaction of all conditions set forth in Sections 5.2 and 6.2 above, or such other date as may be mutually agreed upon by the parties. The date of the Subsequent Closing is referred to as the ``Subsequent Closing Date.''

               (a)Deliveries by Parkdale. At the Subsequent Closing, Parkdale
            shall deliver or cause to be delivered to Unifi, UMI and the Company the following:

                  (i) A warranty deed or deeds transferring fee simple title to the Parkdale Real Property to the Company;

                  (ii) Evidence that all Parkdale Required Consents related to the transfer of the Parkdale Real Property and the Parkdale Improvements have been obtained or satisfied.

               (b)Deliveries by Unifi and UMI.   At the Subsequent Closing,
            Unifi and UMI shall deliver or cause to be delivered to Parkdale and the Company the following:

                  (i) A warranty deed or deeds transferring fee simple title to the Unifi Owned Real Property to the Company;

                  (ii) Assignments transferring Unifi's and UMI's leasehold
                 interests in the Unifi Real Property Leases to the Company;
                 and

                  (iii) Evidence that Unifi Required Consents related to the transfer of the Unifi Owned Real Property, the Unifi Leased Real Property and the Unifi Improvements have been obtained or satisfied.

       7.3 Further Assurances. Parkdale, Unifi and UMI shall, at any time on or after the Initial Closing Date and the subsequent Closing Dates, take any and all steps requested by the other to place the Company in possession and operating control of the Parkdale Assets and the Unifi Assets, and will do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the more effective transfer to and reduction to possession of the Company, or its successors or assigns, of any of the Assets.


  ARTICLE 8

  INDEMNIFICATION

       8.1 Indemnification by Parkdale. Parkdale shall indemnify, defend and hold harmless Unifi, UMI, and the Company from, against, and with respect to any and all action or cause of action, loss, damage (including without limitation all foreseeable and unforeseeable consequential damages), claim, obligation, liability, penalty, fine, cost and expense (including without limitation reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following:

               (a)any breach of any of the representations or warranties of
            Parkdale contained in or made pursuant to this Agreement;
               (b)any failure by Parkdale to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

               (c)any and all liabilities and obligations of Parkdale, of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, except for obligations under the Parkdale Contracts arising on or after the Closing;

               (d)Parkdale's ownership and operation of Parkdale Assets prior to the Effective Time, including any and all liabilities under the Parkdale Contracts which relate to events occurring prior to the Effective Time; or

               (e)noncompliance by Parkdale with the provisions of the North
            Carolina bulk sales laws (if applicable).

       8.2 Indemnification by Unifi and UMI. Unifi and UMI shall jointly and severally indemnify, defend and hold harmless Parkdale and the Company from, against and with respect to any Loss arising out of or in connection with any of the following:

               (a)any breach of any of the representations and warranties of
            Unifi and UMI contained in or made pursuant to this Agreement;

               (b)any failure by Unifi or UMI to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

               (c)any and all liabilities and obligations of Unifi and UMI, of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, except for obligations under the Unifi Contracts arising on or after the Closing;

               (d)Unifi's and UMI's ownership and operation of the Unifi Assets prior to the, including any and all liabilities under the Unifi Contracts which relate to events occurring prior to the Effective Time; or

               (e)noncompliance by Unifi or UMI with the provisions of the
            North Carolina bulk sales laws (if applicable).

       8.3 Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 15 days following discovery of the matters giving rise to a Loss, notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

       8.4 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested
  in connection therewith.   The Indemnity Obligor shall not be liable for any
  settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

       8.5 Loss to the Company. In the event of a Loss to the Company resulting in the expenditure of funds by the Company or a write-down in the fair market value of any Parkdale Asset or Unifi Asset contributed to the Company hereunder, the following shall apply: first, the Capital Account (as defined in the Company Operating Agreement) of the defaulting party shall be decreased by the amount of the Loss, and second, the Company may require, at its option, that the defaulting party either (i) contribute cash to the Company in an amount equal to the Loss, or (ii) take such action as necessary to restore the value of the Parkdale Asset or the Unifi Asset, as applicable.

       8.6 Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.



  ARTICLE 9

  TERMINATION

       9.1 Termination. This Agreement may be terminated at any time prior to the Subsequent Closing:

               (a)By the mutual written consent of Parkdale and Unifi; or

               (b)By either Parkdale or Unifi, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parkdale, Unifi or UMI which prohibits or restrains Parkdale, Unifi, UMI or the Company from consummating the transactions contemplated hereby; or

       9.2  Effect on Obligations.   Termination of this Agreement pursuant to
  this Article 9 shall terminate all obligation of the parties under this Agreement, except for the obligations under Section 10.3 (with respect to expenses), Section 10.4 (with respect to publicity) and Section 4.3(b) (with respect to confidentiality). Any such termination pursuant to this Article 9 shall be a dissolution event under Article XV of the Company Operating Agreement.


  ARTICLE X

  MISCELLANEOUS

       10.1 Survival of Representations. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder.

       10.2 Bulk Sales. The parties agree to waive the requirements, if any, of all applicable bulk sales laws.

       10.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

       10.4 Publicity. Each of Parkdale, Unifi and UMI agrees it will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other party.

       10.5 Best Efforts. Each party hereto agrees to use its best efforts to satisfy the conditions to the Initial Closing and the Subsequent Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

       10.6 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     If to Parkdale:

         Parkdale Mills, Incorporated
         1630 W. Garrison Boulevard
         P. O. Drawer 1787
         Gastonia, NC 28053-1787
         Attention:   Anderson D. Warlick, President
         Telephone: (704) 864-8761
         Telecopy: (704) 864-5677
         With a copy (which shall not constitute notice) to:
            Womble, Carlyle, Sandridge & Rice, PLLC
            3300 One First Union Center
            301 South College Street
            Charlotte, NC 28202-6025
            Attention: J. Alexander Salisbury
         Telephone: (704) 331-4900
         Telecopy: (704) 331-4955
         If to Unifi or UMI:
            Unifi, Inc.
            7201 W. Friendly Avenue
            P. O. Box 1910
            Greensboro, NC 27419-9109
            Attention: Willis C. Moore, Vice President
                        and Chief Financial Officer
         Telephone: (910) 316-5664
         Telecopy: (910) 294-4751

     With a copy (which shall not constitute notice) to:

         Frazier, Frazier & Mahler, L.L.P.
         Southeastern Building, Suite 206
         P. O. Drawer 1559
         Greensboro, NC 27402
         Attention:  C. Clifford Frazier, Jr.
                  Charles McCoy
         Telephone: (910) 378-9411
         Telecopy: (910) 274-7358

       10.7 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such state.

       10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

       10.10 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

       10.11 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

       10.12 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

       10.13     Specific Performance.

               (a)Parkdale acknowledges that the Parkdale Assets are unique and that if Parkdale fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Unifi and UMI for which there will be no adequate remedy at law. Unifi and UMI shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if Parkdale shall, without cause, refuse to consummate the transactions contemplated by this Agreement; and

               (b)Each of Unifi and UMI acknowledges that the Unifi Assets are unique and that if Unifi or UMI fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Parkdale for which there will be no adequate remedy at law. Parkdale shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if Unifi or UMI shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

       10.14 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

       10.15 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter, including (without limitation) the letter of intent dated June 16, 1997, which are hereby expressly terminated.



       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                           PARKDALE MILLS, INCORPORATED



                           By: ANDERSON D. WARLICK
                           Anderson D. Warlick, President

                           UNIFI, INC.


                           By:     WILLIS C. MOORE, III
                                   Willis C. Moore, III
                                   Vice President and
                                   Chief Financial Officer



                            UNIFI MANUFACTURING, INC.


                           By:     WILLIS C. MOORE, III
                                   Willis C. Moore, III
                                   Vice President and
                                   Chief Financial Officer



                              PARKDALE AMERICA, LLC


                           By:     ANDERSON D. WARLICK
                                   Anderson D. Warlick, President